Exhibit 99.2

Epicor(R) Agrees to Be Acquired by Apax Partners for $12.50 per Share

Apax Also to Acquire Activant Solutions and Combine With Epicor to Create a Global Leader in Business Software Solutions

Press Release Source: Epicor Software Corporation On Monday April 4, 2011, 8:00 am

IRVINE, CA—(Marketwire - 04/04/11) - Epicor Software Corporation (NASDAQ:EPIC - News), a leading provider of enterprise business software solutions for the midmarket and divisions of Global 1000 companies, today announced that it has entered into a definitive agreement to be acquired by funds advised by Apax Partners, one of the world’s leading private equity firms with a strong heritage of technology investment.

Under the terms of the agreement, Apax will commence a tender offer to acquire all of the outstanding common stock of Epicor for $12.50 per share in cash, followed by a merger to acquire all remaining outstanding Epicor shares at the same price paid in the tender offer. The offer price represents a premium of 11.2% over Friday’s closing stock price, an 18.9% premium over the average closing price for the previous 30 calendar days and a 34.4% premium over the average closing price for the previous 52-week period. The transaction is valued at approximately $976 million. Apax is providing 100% of the equity financing for the acquisition. Shareholders representing approximately 19% of Epicor’s outstanding shares have entered into support agreements with Apax in connection with the transaction. In addition, Elliott Associates, which beneficially owns approximately 13.5% of Epicor’s outstanding shares, has indicated that it supports the transaction.

Apax also announced today that it has entered into an agreement to acquire Activant Solutions, Inc., a leading technology provider of business management software solutions for mid-market retail and wholesale distribution businesses. Activant is a privately held company controlled by investment funds affiliated with Hellman & Friedman, Thoma Bravo and JMI Equity. Apax intends to combine Activant and Epicor to create one of the largest global providers of enterprise applications focused on the manufacturing, distribution, services and retail sectors. Following completion of the merger, the combined company will be Epicor Software Corporation and will no longer be a publicly traded company.

“This merger is extremely positive for Epicor’s customers, employees and shareholders alike,” said George Klaus, Epicor Chairman, President and CEO. “It offers great value to our current stockholders and represents an endorsement of the business strategy, products and technology leadership we have established in the market. With Apax, we are partnering with one of the premier investment firms in the world and one that is very much focused on growth and delivering value to the customers of its portfolio companies. With the addition of Activant, the combined company will have over 30,000 customers, $825 million in annual revenues, and the most visionary business application software and deep vertical industry expertise in the market today. Apax is committed to growing the businesses in which they invest and has an excellent track record of working as a strategic partner with management to build great companies.”

“We are extremely excited to be bringing together two of the premier enterprise software companies to create a global market leader,” said Jason Wright, a Partner at Apax Partners. “Epicor is a true innovator and is extremely well positioned in the enterprise applications software space. The company not only offers deep industry-specific functionality localized and translated for all major global markets, but also unprecedented choice and flexibility through the unique ability to deliver its next-generation solutions on-premise, on-demand, hosted, or in the Cloud. Activant is a recognized leader in providing comprehensive ERP and Point-of-Sale software to the distribution and retail markets predominately in North America.

“Both Epicor and Activant’s customers will benefit from the combined entity’s increased scale, solutions portfolio and expanded service offerings,” Wright said. “Epicor will have access to additional domain expertise, particularly in wholesale distribution and automotive, hardlines, lumber and specialty retailing, while Activant will benefit from an accelerated roadmap to international operations, softlines retail functionality, and additional supply chain and manufacturing capabilities.

“In addition to the immediate product and service portfolio enhancements both companies’ customers will further benefit from the strong financial backing of Apax Partners and our commitment to building the new Epicor into the global leader for enterprise business applications in manufacturing, distribution, retail and services,” concluded Wright. “We look forward to partnering with the management team and to providing the resources and support that can accelerate the growth and expansion of the business and the value it creates globally.”

Epicor’s Board of Directors unanimously approved the transaction, which is subject to customary closing conditions including minimum levels of participation in the tender offer and regulatory approvals, and the satisfaction of the closing conditions for Apax’s acquisition of Activant. Under the terms of the merger agreement, Apax will commence the tender offer no later than April 11, 2011. In the event that the minimum tender condition is not met, and in certain other circumstances, the parties have agreed to complete the transaction through a one step merger after receipt of Epicor shareholder approval. The transaction has fully-committed debt financing which will be arranged by Bank of America Merrill Lynch and RBC Capital Markets. The transaction is currently expected to close in the second quarter of 2011.

Under the terms of the agreement, the Company may solicit superior proposals from third parties for a period of 30 calendar days continuing through May 4, 2011. It is not anticipated that any developments will be disclosed with regard to this process unless the Company’s Board of Directors makes a decision with respect to a potential superior proposal. There are no guarantees that this process will result in a superior proposal.

Moelis & Company is acting as the exclusive financial advisor to Epicor. Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as Epicor’s legal advisor. Jefferies & Company Inc. and RBC Capital Markets are acting as financial advisors to Apax Partners. Kirkland & Ellis LLP is acting as legal advisor to Apax Partners.

About Epicor Software Corporation

Epicor Software is a global leader delivering business software solutions to the manufacturing, distribution, retail, hospitality and services industries. With 20,000 customers in over 150 countries, Epicor provides integrated enterprise resource planning (ERP), customer relationship management (CRM), supply chain management (SCM), human capital management (HCM) and enterprise retail software solutions that enable companies to drive increased efficiency and improve profitability. Founded in 1984, Epicor takes pride in more than 25 years of technology innovation delivering business solutions that provide the scalability and flexibility businesses need to build competitive advantage. Epicor provides a comprehensive range of services with a single point of accountability that promotes rapid return on investment and low total cost of ownership, whether operating business on a local, regional or global scale. The Company’s worldwide headquarters are located in Irvine, California with offices and affiliates around the world. For more information, visit www.epicor.com.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates across the United States, Europe and Asia and has more than 30 years of investing experience. Funds under the advice and management of Apax Partners globally total around $40 billion. These Funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners Funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services. For more information visit: www.apax.com.

Epicor is a registered trademark of Epicor Software Corporation. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Epicor Software Corporation described herein has not yet commenced. This communication is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Epicor Software Corporation pursuant to the tender offer by Eagle Parent, Inc. (an affiliate of Apax Partners) or otherwise. Any offers to purchase or solicitations of offers to sell will be made only pursuant to the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) which will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Eagle Parent, Inc. and Eagle Merger Sub, Inc., a wholly owned subsidiary of Eagle Parent. In addition, Epicor Software Corporation will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Epicor Software Corporation’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the tender offer that are filed with the SEC carefully and in their entirety prior to making any decision with respect to Eagle Parent’s tender offer because they contain important information, including the terms and conditions of the offer.

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Epicor by Eagle Parent. In connection with the proposed acquisition, Epicor intends to file relevant materials with the SEC, including Epicor’s proxy statement in preliminary and definitive form. Epicor stockholders are strongly advised to read all relevant documents filed with the SEC, including Epicor’s definitive proxy statement, because they will contain important information about the proposed transaction.

Epicor Software Corporation’s stockholders may obtain copies of these documents (when they become available) for free at the SEC’s website at www.sec.gov or from Epicor’s Investor Relations Department at (949) 585-EPIC or dswright@epicor.com.

Participants in the Solicitation

Epicor and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Epicor common stock in respect of the proposed transaction. Information about the directors and executive officers of Epicor is set forth in the proxy statement for Epicor’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2010. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.

Forward-Looking Statements

This press release contains certain statements which constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expected completion of the transaction, expected revenues, market share, business model, sales pipelines and opportunities, competitive advantage and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, satisfaction of closing conditions to the transaction, including satisfaction of the conditions to Apax’s acquisition of Activant, changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, including Epicor 9; the impact of competitive products and pricing; the discovery of undetected software errors; changes in the financial condition of Epicor’s major commercial customers and Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends; and other factors discussed in Epicor’s annual report on Form 10-K for the year ended December 31, 2010 and other reports Epicor files with the SEC. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Except as required by law, Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Contact:

Contact:

Damon Wright

Vice President, Investor Relations

Epicor Software Corporation

+1 949/585-4509

dswright@epicor.com